Exhibit 15.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-290696) and Form S-8 (File No. 333-283700) of our report dated July 31, 2026, with respect to the consolidated financial statements of Raytech Holding Limited and its subsidiaries, appearing in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ Assentsure PAC

Singapore

July 31, 2026